Exhibit 10-5

AMENDMENT NO. 1

TO

FIVE-YEAR CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of January 7, 2002 (this "Amendment"), to the Five-Year Credit Agreement, dated as of December 21, 2001, among MW Holding Corporation (which, after the consummation of the Initial Transactions, shall be known as MeadWestvaco Corporation), the Banks party thereto, The Bank of New York, as Administrative Agent, Bank One, NA, as Syndication Agent, JP Morgan Chase Bank, Citicorp USA, Inc. and Bank of America, N.A., as Documentation Agents, Barclays Bank plc, Commerzbank AG New York and Grand Cayman Branches, Fleet National Bank, The Bank of Nova Scotia and Wachovia Bank, as Managing Agents, and Sumitomo Mitsui Banking Corporation and Suntrust Bank, as Co-Agents (the "Credit Agreement").

RECITALS

A. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Borrower has requested that the Administrative Agent and Required Banks agree to amend the Credit Agreement upon the terms and conditions contained herein, and the Administrative Agent and Required Banks are willing so to agree.

Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

    Section 1.5 of the Credit Agreement is hereby amended by inserting the reference "5.12," immediately after the reference "5.7," appearing therein.

    Section 3.3(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

    (d) the fact that the representations and warranties of the Loan Parties contained in the Loan Documents (other than the representations and warranties set forth in Sections 4.4(c), (f) and (h) and Section 4.5) shall be true on and as of the date of such Borrowing.

    Section 5.7 of the Credit Agreement is hereby amended by (i) inserting immediately prior to the first word contained in clause (5) of subsection (a) the phrase "convey or otherwise transfer any of the capital stock of any Guarantor to any Person (other than the Borrower or another Guarantor) or", (ii) deleting the phrase "clauses (1) - (5)" contained in the ninth line of subsection (a) and inserting in its place the phrase "clauses (1) - (4)", (iii) deleting in its entirety paragraph (C) of subsection (a), and (iv) deleting the phrase "paragraphs (B) and (C)" contained in the ninth line of paragraph (B) of subsection (a) and inserting in its place the phrase "this paragraph (B)".

    The Credit Agreement is amended by adding a new Section 5.12 thereto as follows:

    Section 5.12. Subsidiary Debt. Subject to Section 1.5, the Borrower will not at any time allow Subsidiary Total Debt to exceed 30% of Consolidated Net Worth; provided that in the case of any particular incurrence of an item constituting a part of Subsidiary Total Debt, Subsidiary Total Debt shall be determined on a pro forma basis for such incurrence, the substantially contemporaneous application of proceeds therefrom and the substantially contemporaneous consummation of any related transactions. For purposes of this Section:

    "Subsidiary Total Debt" means Total Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis, excluding, without duplication, any Total Debt of the Borrower and the Guarantors; and

    "Consolidated Net Worth" means, with respect to the Borrower as of any date of calculation, all items included under shareholders' equity on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 5.1(a) or (b), as the case may be.

    Sections 6.1(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety as follows:

    (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

    (b) (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 or 5.12 for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank, or (ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clauses (a) and (b)(i) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

    Paragraphs 1 through 5 hereof shall not be effective until such time as the prior or simultaneous satisfaction of the following conditions precedent:

    (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and Required Banks.

    (b) Amendment No. 1 to the 364-Day Credit Agreement, dated as of the date hereof, shall have become effective.

    Each Loan Party (a) reaffirms and admits the validity and enforceability of each of Loan Document to which it is a party and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of the execution and delivery hereof by such Loan Party, no Default has occurred and is continuing, and that each of the representations and warranties made by it in such Loan Documents is true and correct with the same effect as though such representation and warranty had been made on such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

    In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

    This Amendment may be executed in any number of counterparts all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized persons as of the day and year first above written.

MW HOLDING CORPORATION

THE BANK OF NEW YORK, as a Bank and as the Administrative Agent

BANK ONE, NA

BANK OF AMERICA, N.A.

JP MORGAN CHASE BANK

CITICORP USA, INC.

BARCLAYS BANK PLC

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

FLEET NATIONAL BANK

THE BANK OF NOVA SCOTIA

WACHOVIA BANK

SUMITOMO MITSUI BANKING CORPORATION

SUNTRUST BANK

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

BNP PARIBAS

ING (U.S.) CAPITAL LLC

MELLON BANK NA

NATIONAL CITY BANK

THE NORTHERN TRUST COMPANY

THE ROYAL BANK OF SCOTLAND PLC

UBS AG, STAMFORD BRANCH

FIFTH THIRD BANK

Acknowledged and Agreed to:

THE MEAD CORPORATION

WESTVACO CORPORATION